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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2003, except as to the Liquidity section of Note 1, which is as of October 29, 2003, relating to the financial statements and financial statement schedule of Therma-Wave, Inc., which appear in Therma-Wave, Inc.'s Current Report on Form 8-K to be filed on December 22, 2003.

/s/ PricewaterhouseCoopers LLP

San Jose, California
December 18, 2003